EXHIBIT 15
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Supervisory Board of SAP AG:
We consent to the incorporation by reference in the registration statements (Nos. 333-60399, 333-65083, 333-30380, 333-41762, 333-63496, 333-63464 and 333-102564) on Form S-8 of SAP AG of our report dated March 11, 2010, with respect to the consolidated statements of financial position of SAP AG as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 20-F of SAP AG.
Our report dated March 11, 2010, on the consolidated financial statements, contains an explanatory paragraph that states that SAP AG adopted IFRS 3 Business Combinations (2008), International Accounting Standards 27 Consolidated and Separate Financial Statements (2008), and International Financial Reporting Interpretation Committee (IFRIC) Interpretation 13 Customer Loyalty Programmes.

/s/ KPMG AG
Wirtschaftsprüfungsgesellschaft

Mannheim, Germany
March 25, 2010